EXHIBIT 10.19

                                   RELEASE AND
                              SETTLEMENT AGREEMENT


     This Release and Settlement Agreement ("Agreement") is entered into this _____ day of June, 1993, by and among American Telephone and Telegraph Company ("AT&T"), Group Long Distance, Inc. ("Group") and Tel-Save, Inc. ("Tel-Save").

                                    RECITALS

     WHEREAS, Group previously subscribed to Distributed Network Service ("DNS") offered by AT&T pursuant to Tariff FCC No. 1, and a dispute has arisen concerning Group's failure to pay AT&T tariffed DNS usage charges, shortfall and termination charges;

     WHEREAS, on January 13, 1993, Group entered into an agreement with Tel-Save (the "Tel-Save/Group Agreement") whereby various former customers of Group ("Customers") have been transferred by Group to Tel-Save for the provisioning of telecommunications services, and provides for a monthly reconciliation of obligations between Tel-Save and Group in return for a potential monthly payment by Tel-Save to Group (the "Payment");

     WHEREAS, Tel-Save acknowledges that it has an interest in and will benefit from a resolution of the dispute between Group and AT&T; and

     WHEREAS, AT&T and Group now wish to settle the aforementioned dispute.

     THEREFORE, in consideration of the mutual promises contained herein, the parties agree as follows:

     1. PAYMENT TO AT&T

     (a) AT&T will accept the amount of $1,200,000.00 from Group in full satisfaction of Group's tariffed DNS charges (the "Amount") according to the following schedule: $157,300 on July 1, 1993 (to be deducted from applicable credits to Group's CSTPII based on AT&T's "Best in the Business" promotion); $40,000 on October 1, 1993; ($100,000 on November 1, 1993) (to be deducted from applicable credits to Group's CSTFII based on AT&T's "Best in the Business" promotion); $40,000 on December 1, 1993; $45,000 on January 10, 1994; $45,000 on
February 1, 1994; $45,000 on March 1, 1994; $45,000 on April 1, 1994; $45,000 on
May 2, 1994; $45,000 on June 1, 1994; $45,000 on July 1, 1994; $45,000 on August
1, 1994; $45,000 on September 1, 1994; $45,000 on

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     October 3, 1994; $45,000 on November 1, 1994; $45,000 on December 1, 1994;
$45,000 on January 2, 1993; $92,500 on February 1, 1995; $92,500 on March 1,
1995; $92,500 on April 3, 1995.

     (b) As to all payments described above with the exception of the July 1, 1993, October 1, 1993, November 1, 1993, December 1, 1993, February 1, 1995,
March 1, 1993, and April 1, 1995 payments, the following payment procedure shall apply: if Tel-Save is obligated to make a Payment to Group under the Tel-Save/Group Agreement in the month preceding one of the above payment dates, Group agrees to direct Tel-Save immediately to send to AT&T instead of Group the lesser amount of that Payment or $45,000. If, however, the Payment is less than $45,000, Group shall immediately pay AT&T the difference between $45,000 and that month's Payment.

     (c) If Group has made all payments timely to AT&T under this Agreement as of January 1, 1994, Group may choose, subject to the conditions described below, to substitute the remainder of its payment obligations for one of the two following options.

         (i) Group may elect to pay AT&T 12 monthly payments of $68,906.25 each, to be paid to AT&T on January 10, 1994; February 1, 1994; March 1, 1994; April 1, 1994; May 1, 1994; June 1, 1994; July 1, 1994; August 1, 1994; September 1,
1994; October 1, 1994; November 1, 1994; and December 1, 1994. Except for
section 1(b), all provisions of this Agreement shall remain unchanged; or

         (ii) Group may elect to pay AT&T no later than January 10, 1994, $735,000 in certified funds in full satisfaction of this Agreement.

If Group chooses either option, Group shall inform AT&T in writing between January 3 and January 7, 1994. If Group does not choose either option or cannot validly do so under the terms of this subsection, Group's obligations under the remainder of this Agreement remains unchanged.

     2. ADDITIONAL OBLIGATIONS

     (a) To the extent of Tel-Save's obligations under section 1 of this Agreement, Tel-Save shall make Payments to AT&T in a timely manner for so long as the balance due AT&T remains outstanding and any customers remain with Tel-Save.

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     (b) Tel-Save shall allow AT&T at all reasonable times to enter Tel-Save's premises and to audit at AT&T expense any of Tel-Save's books and records that pertain to Customers.

     (c) Tel-Save agrees to guarantee payment to AT&T of the first $200,000 of Group's obligation under this Agreement. In the event that Group fails to make timely any of the monthly payments described in section 1(b) which comprise the first $200,000 of Group indebtedness, AT&T shall notify Group in writing of its default. If Group does not cure this default within five business days after it receives notice from AT&T, the amount of the particular monthly payment shall become immediately due and owing by Tel-Save to AT&T.

     (d) Group shall not cause or attempt to cause the Customers to transfer their telecommunications services from Tel-Save to another telecommunications service provider.

     3. RELEASE

     In return for accepting this Agreement, Group, on behalf of itself and its employees, agents, shareholders, officers, directors (in their individual and representative capacities), subsidiaries, predecessors, affiliates, parent corporations, if any, joint venturers, successors and assigns, heirs, executors, administrators and trustees ("Releasors") hereby discharges and releases AT&T and AT&T's past and present employees, agents, shareholders, officers, directors (in their individual and representative capacities), subsidiaries, predecessors, affiliates, parent corporations, if any, joint venturers, successors and assigns, heirs, executors, administrators and trustees, ("Releases") from any and all rights, claims, damages, actions, judgments, obligations, attorneys' fees, indemnities, subrogations, duties, demands, controversies or liabilities, at law or in equity, known or unknown, matured or unmatured, foreseeable or unforseeable, which Releassors now have or ever had against Releasees, arising from AT&T's provision of DNS service

     4. FUTURE SERVICE

     (a) Group agrees that before it subscribes or attempts to subscribe to any other AT&T service furnished under Tariff F.C.C. No. 1 after the date of this Agreement, Group shall have satisfied all its payment obligations under this Agreement, and no payments shall remain outstanding and owing to AT&T.

     (b) AT&T agrees that, as to any future tariffed service requested by Group, AT&T shall not require Group to post a deposit greater than an amount equal to three times the

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estimated average monthly usage charges and/or the monthly recurring charges.

     5. BREACH OF AGREEMENT

     In the event AT&T does not receive Payments in a timely manner, AT&T may, at its option and without prior notice to Group, commence an action against Group in any court of competent jurisdiction to recover the outstanding portion of the Amount Group agrees that in such an event Group waives any contractual administrative or regulatory statutes of limitations it might otherwise have against AT&T. Except in case of a breach of Tel Save's obligations under section 2 of this Agreement, AT&T shall have no recourse against Tel-Save arising from the terms of this Agreement.

     6. ENTIRE AGREEMENT

     This Agreement is the sole, only, entire and complete agreement of the parties relating in any way to the subject matter hereof. No statements, promises or representations have been made by any party to any party, or are relied upon, and no consideration has been or is offered, promised, expected or held out, other than as stated in this Agreement as to the subject matter hereof. There are no oral or written collateral agreements as to the subject matter hereof. All prior discussions and negotiations have been, and are, merged and integrated into, and are superseded by, this Agreement as to the subject matter hereof.

     7. OWNERSHIP OF CLAIM

     The parties hereto warrant that they have not assigned or transferred, in any manner, to any person or entity, any right or interest to which they may be entitled regarding the dispute between the parties. Each party warrants and represents to the other party that it is the owner and holder of all rights concerning the claim that is the subject of this Agreement.

     8. NO ADMISSION OF LIABILITY

     This Agreement, the contents thereof or its execution shall not be construed as any admission of liability by either party.

     9. LEGAL COUNSEL.

     Each of the parties represents that in the execution of this Agreement, and the negotiations leading thereto, it had the opportunity to consult legal counsel of its own selection. Prior

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to the execution of this Agreement by each party, the party's attorney, if any, reviewed this Agreement, made any desired changes and advised the party with respect to the advisability of making the settlement and release provided herein and of executing this Agreement.

     10. APPLICABLE LAW

     This Agreement shall be construed in accordance with and be governed by the internal laws of the State of New Jersey in effect as of the date of execution.

     11. ENFORCEMENT OF AGREEMENT

     If any action at law or in equity, including an action for declaratory or injunctive relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to all of its costs in prosecuting or defending said action, including a reasonable amount of its attorneys' fees, which may be set by the court in which the action for enforcement if brought, or in a separate motion for that purpose, in addition to any other relief to which the prevailing party may be entitled.

     12. CONFIDENTIALITY

     The parties agree to keep both the fact of and the consideration for this Agreement confidential and agree not to disclose it to others (unless required by a court or regulatory agency of competent jurisdiction). Group and Tel-Save further agree that, if asked about the dispute described herein, each will respond only that the dispute has been resolved satisfactorily.

     13. MISCELLANEOUS

     (a) The delay or failure of a party to exercise any right, power or privilege hereunder or failure to strictly enforce any breach or default shall not constitute a waiver with respect thereto and no waiver of any such right, power, privilege, breach or default on any one occasion shall constitute a waiver thereof on any subsequent occasion unless clear and express notice thereof in writing is provided.

     (b) If any provision of this Agreement is held to be invalid or unenforceable, all other provisions shall nevertheless continue in full force and effect.

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     14. TARIFF SERVICE

     This Agreement shall have no effect upon, and shall not modify or alter, the parties' respective obligations and responsibilities under the tariffs that govern AT&T's provision of service.

     15. MULTIPLE ORIGINALS

     This Agreement is intended to have multiple executed originals. The parties agree that each executed original is as valid and binding as any other executed original.

     IN WITNESS whereof, the parties have affixed their signatures effective as of the date first above written.

AMERICAN TELEPHONE
  AND TELEGRAPH COMPANY                     GROUP LONG DISTANCE, INC.


     ILLEGIBLE                                   ILLEGIBLE
By:  ------------------------               By:  ------------------------------
         (Signature)                                 (Signature)


     ILLEGIBLE                                   ILLEGIBLE
     ------------------------                    ------------------------------
         (Name and Title)                            (Name and Title)


              8/23/93                                     6/29/93
     ------------------------                    ------------------------------
         (Date Executed)                             (Date Executed)



TEL-SAVE, INC.

     ILLEGIBLE
By:  ------------------------
         (Signature)

     ILLEGIBLE
     ------------------------
         (Name and Title)

              6/30/93
     ------------------------
         (Date Executed)

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